As filed with the Securities and Exchange Commission on December 10, 2003.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mylan Laboratories Inc.

(Exact Name of Issuer as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Mylan Profit Sharing 401(k) Plan
Mylan Puerto Rico Profit Sharing Employee Savings Plan
(Full Title of Plans)

Edward J. Borkowski
Chief Financial Officer
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
(Name and address of agent for service)

(724) 514-1800
(Telephone number, including area code, of agent for service)

Copy to:
Richard E. Wood, Esquire
Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	share (3)	price	registration fee

Common Stock, par value $.50 per share (1)	2,250,000 (2)	$25.38	$57,105,000	$4,620

(1)	All information in the table above reflects the three-for-two stock split of the Common Stock effective as of October 8, 2003.

(2)	Represents 1,650,000 shares of Common Stock under the Mylan Profit Sharing 401(k) Plan and 600,000 shares of Common Stock under the Mylan Puerto Rico Profit Sharing Employee Savings Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued under the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans.

(3)	The maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on December 5, 2003.

EXPLANATORY NOTE

      This Registration Statement on Form S-8 is being filed by Mylan Laboratories Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 2,250,000 shares of the Registrant’s common stock, par value $.50 per share (such share amount and all other information herein having been adjusted for the three-for-two stock split effective October 8, 2003), for issuance pursuant to the Mylan Profit Sharing 401(k) Plan and the Mylan Puerto Rico Profit Sharing Employee Savings Plan. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-42182, filed with Commission on July 25, 2000, as amended by Amendment No. 1 to Form S-8 filed with the Commission on June 30, 2003, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

5.1	Opinion of Kirkpatrick & Lockhart LLP
23.1	Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

      The Registrant.Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on December 5, 2003.

MYLAN LABORATORIES INC

By: /s/ Edward J. Borkowski Edward J. Borkowski Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Coury and Edward J. Borkowski, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Milan Puskar Milan Puskar	Chairman and Director	December 5, 2003

/s/ Robert J. Coury Robert J. Coury	Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2003

/s/ Edward J. Borkowski Edward J. Borkowski	Chief Financial Officer (Principal Financial Officer)	December 5, 2003

/s/ Gary E. Sphar Gary E. Sphar	Vice President and Corporate Controller (Principal Accounting Officer)	December 5, 2003

/s/ Wendy Cameron Wendy Cameron	Director	December 5, 2003

/s/ Laurence S. DeLynn Laurence S. DeLynn	Director	December 5, 2003

/s/ John C. Gaisford, M.D. John C. Gaisford, M.D.	Director	December 5, 2003

/s/ Douglas J. Leech Douglas J. Leech	Director	December 5, 2003

SIGNATURE	TITLE	DATE

/s/ Joseph C. Maroon, M.D. Joseph C. Maroon, M.D.	Director	December 5, 2003

/s/ Patricia A. Sunseri Patricia A. Sunseri	Director	December 5, 2003

/s/ C.B. Todd C.B. Todd	Director	December 5, 2003

/s/ Randall L. Vanderveen, Ph.D., R.Ph Randall L. Vanderveen, Ph.D., R.Ph	Director	December 5, 2003

/s/ Stuart A. Williams, Esq. Stuart A. Williams, Esq	Director	December 5, 2003

      The Plans.Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of each of the Mylan Profit Sharing 401(k) Plan and the Mylan Puerto Rico Profit Sharing Employee Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on December 5, 2003.

MYLAN PROFIT SHARING 401(K) PLAN

By: /s/ Karen L. Reuther Karen L. Reuther Plan Administrator

MYLAN PUERTO RICO PROFIT SHARING EMPLOYEE SAVINGS PLAN

By: /s/ Karen L. Reuther Karen L. Reuther Plan Administrator

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Kirkpatrick & Lockhart LLP
23.1	Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)